UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 11, 2015

DAWSON GEOPHYSICAL COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

508 West Wall, Suite 800

Midland, TX  79701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (432) 684-3000

TGC Industries, Inc.

101 E. Park Blvd., Suite 955

Plano, TX 75074

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information set forth under the heading “Indemnification Agreements” under Item 5.02 is incorporated by reference herein.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On February 11, 2015, pursuant to the previously announced Agreement and Plan of Merger, dated October 8, 2014 (the “Merger Agreement”), by and among Dawson Geophysical Company, a Texas corporation previously known as TGC Industries, Inc.  (the “Company”), Dawson Operating Company, a Texas corporation previously known as Dawson Geophysical Company (“Dawson Operating”), and Riptide Acquisition Corp., a Texas corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into Dawson Operating, with Dawson Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), without any action on the part of any shareholder, each issued and outstanding share of Dawson Operating’s common stock, par value $0.33 1/3 per share (the “Dawson Operating Common Stock”), including shares underlying Dawson Operating’s outstanding equity awards, were converted into the right to receive 1.760 shares of common stock (the “Exchange Ratio”) of the Company, par value $0.01 per share (the “Company Common Stock”), after giving effect to a 1-for-3 reverse stock split of the issued and outstanding Company Common Stock which occurred immediately prior to the Merger (the “Reverse Stock Split”).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2014 and is incorporated by reference herein.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in the portions of Items 2.01and 5.03 that relate to the Reverse Stock Split and is incorporated by reference herein.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

Pursuant to the Merger Agreement, at the Effective Time, the Company appointed Stephen C. Jumper, Craig W. Cooper, Gary M. Hoover, Ph.D., Ted R. North and Mark A. Vander Ploeg (the “New Directors”), who were members of Dawson Operating’s board of directors immediately prior to the Effective Time, to the Company’s board of directors (the “Board”).

In connection with the appointment of the New Directors, the Company previously adopted resolutions to increase the size of the Board from six directors to eight directors, to be effective at the Effective Time. Additionally, pursuant to the Merger Agreement and in order to accommodate the appointment of the New Directors, each of Herbert M. Gardner, Edward L. Flynn and Stephanie P. Hurtt delivered a letter dated February 11, 2015 pursuant to which he or she resigned from the Board as of the Effective Time. These letters did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to the resignation of any of these directors.

Pursuant to the Merger Agreement, the Company also agreed to take all necessary action to cause each of the New Directors, Wayne A. Whitener, William J. Barrett and Allen T. McInnes to be nominated for continuing election to the Board for the three years following the Effective Time, except for Mr. Barrett, who will be nominated to serve on the Board for one year following the Effective Time.

Following the Effective Time, the Board appointed Messrs. North, Hoover and Barrett as the members of the Audit Committee of the Board, Messrs. Hoover, Vander Ploeg and McInnes as the members of the Compensation Committee of the Board and Messrs. Cooper, McInnes and Vander Ploeg as the members of the Nominating Committee of the Board.

Officer Appointments

Pursuant to the Merger Agreement, on February 11, 2015, the Board appointed the following individuals (each, individually, an “Executive” and, collectively, the “Executives”) to the office or offices set forth opposite his or her name below:

Name:	Office:

Stephen C. Jumper	Chairman, President and Chief Executive Officer

Wayne A. Whitener	Vice Chairman

C. Ray Tobias	Executive Vice President and Chief Operating Officer

Daniel G. Winn	Senior Vice President

James K. Brata	Executive Vice President and Chief Financial Officer

Christina W. Hagan	Executive Vice President, Chief Accounting Officer and Secretary

James W. Thomas	Executive Vice President and Chief Technology Officer

Mr. Jumper is serving as the Company’s principal executive officer, Mr. Brata is continuing to serve as the Company’s principal financial officer and principal accounting officer and Mr. Tobias is serving as the Company’s principal operating officer.

Mr. Jumper, 53, in addition to his role as the Company’s Chairman, President and Chief Executive Officer, is a member of the board of directors of Dawson Operating and serves as Dawson Operating’s President and Chief Executive Officer. Mr. Jumper, a geophysicist, joined Dawson Operating in 1985, was elected Vice President of Technical Services in September 1997 and was subsequently elected President and Chief Operating Officer and appointed to the board of directors in January 2001. In January 2006, Mr. Jumper was elected President and Chief Executive Officer of Dawson Operating, and in January 2013, Mr. Jumper was elected Chairman of Dawson Operating’s board of directors. Prior to 1997, Mr. Jumper served as Dawson Operating’s manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President, First Vice President and as President.

Mr. Whitener, 63, is a member of the board of directors of Dawson Operating in addition to his role as Vice Chairman and an officer of the Company. He served as the Chief Executive Officer of the Company from 1999 until the appointment of Mr. Jumper to such position on February 11, 2015, the Chief Operating Officer of the Company from July 1986 to December 1998, the President of the Company since July 1986, a director of the Company since 1984 and Vice President of the Company from 1983 to July 1986. Mr. Whitener has also served as a director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, and Chase Packaging Corporation, a development stage company, since 2008 and 2009, respectively.

Mr. Tobias, 57, is the Executive Vice President and Chief Operating Officer of the Company and Dawson Operating. Mr. Tobias joined Dawson Operating in 1990 and was elected Vice President in September 1997 and Executive Vice President and Director in January 2001. In January 2006, Mr. Tobias was elected Executive Vice President and Chief Operating Officer of Dawson Operating. Mr. Tobias supervises client relationships and survey cost quotations to clients. He has served on the board of directors of the International Association of Geophysical Contractors and served as President of the Permian Basin Geophysical Society. Prior to joining Dawson Operating, Mr. Tobias was employed by Geo-Search Corporation where he was an operations supervisor.

Mr. Winn, 64, serves as the Company’s Senior Vice President. Mr. Winn previously served as Executive Vice President of the Company from November 2009 to February 2015, Vice President of the Company from June 2004 to November 2009, Operations Manager of the Company from August 1997 to June 2004 and Operations Supervisor of the Company from January 1990 to August 1997. Prior to his position with the Company, Mr. Winn served as Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Mr. Brata, 59, is Dawson Operating’s Chief Financial Officer in addition to his role as Executive Vice President and Chief Financial Officer of the Company. He has served as Secretary and Treasurer of the Company from March 2009 to February 2015, Chief Financial Officer of the Company since October 2008 and Vice President of the Company since June 2008. Prior to joining the Company, Mr. Brata served in a variety of capacities at publicly traded companies including Sport Supply Group, Research Institute of America, a wholly owned subsidiary of Thomson Reuters Corporation, Compaq Computer Corporation, now part of Hewlett Packard Company and Mitchell Energy and Development Corporation which was acquired by Devon Energy Corporation. Mr. Brata was also a consultant with KPMG LLP and Coopers & Lybrand, now PricewaterhouseCoopers LLP. Mr. Brata holds a B.S. degree in Accounting, a M.B.A. in finance, and is a Certified Public Accountant.

Ms. Hagan, 59, serves as the Company’s Executive Vice President, Chief Accounting Officer and Secretary. Ms. Hagan is also the Secretary and Chief Accounting Officer of Dawson Operating. Ms. Hagan joined Dawson Operating in 1988 and was elected Chief Financial Officer and Vice President in 1997 and Senior Vice President, Secretary and Chief Financial Officer in January 2003. From January 2004 to February 2015, Ms. Hagan was the Executive Vice President, Secretary and Chief Financial Officer of Dawson Operating. Prior thereto, Ms. Hagan served Dawson Operating as Controller and Treasurer. Ms. Hagan is a certified public accountant.

James W. Thomas, 60, is the Executive Vice President and Chief Technology Officer of the Company, as well as the Executive Vice President and Chief Technical Officer of Dawson Operating. Mr. Thomas joined Dawson Operating in 2002 as Chief Geophysicist. Mr. Thomas was elected Vice President of Data Processing of Dawson Operating in March 2007 and Executive Vice President and Chief Technical Officer in January 2012. Prior to joining Dawson Operating, Mr. Thomas was employed for 21 years by Phillips Petroleum Company.

Employment Agreements

As previously disclosed, pursuant to the Merger Agreement, the Company entered into employment agreements with each of the Executives which became effective as of the Effective Time (each, individually, an “Employment Agreement” and, collectively, the “Employment Agreements”).

Each Employment Agreement sets forth the term of employment of the Executive, the Executive’s base salary, the Executive’s eligibility to receive a bonus and the payments that the Executive is entitled to receive in the event that such Executive’s Employment Agreement is terminated. In addition, the Employment Agreements contain customary provisions relating to confidentiality, non-solicitation, non-competition and non-disparagement.

The description of the Employment Agreements set forth under Item 5.02 of the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2014 is incorporated by reference herein. The foregoing description of the Employment Agreements does not purport to be complete and is qualified entirely by reference to the full text of the Employment Agreements, which were filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2014 and are incorporated by reference herein.

Indemnification Agreements

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company entered into restated indemnification agreements (each, an “Indemnification Agreement,” and, collectively, the “Indemnification Agreements”) with each of the members of the post-Merger Board and each of the Executives.

Pursuant to the Indemnification Agreements, the Company agreed to indemnify each Indemnitee (as defined in the Indemnification Agreements) to the fullest extent permitted by applicable law against any and all expenses arising from any Proceeding (as defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while, (i) a director or officer of the Company or (ii) at the request of the Company, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Following a request by an Indemnitee, the Company is required to advance (within five (5) days of receipt of such request) any and all expenses relating to such Indemnitee’s defense of such proceeding, subject to the Indemnitee’s compliance with certain provisions of the Texas Business Organizations Code (the “TBOC”).

The obligations of the Company under the Indemnification Agreements to provide indemnification are subject to a determination in accordance with Section 8.103(a)(1) or (2) of the TBOC. Additionally, any costs and expenses that an Indemnitee is entitled to receive under his or her Indemnification agreement will not be exclusive to any other rights to which the Indemnitee may currently or in the future be entitled under any provision of applicable law, the Company’s Amended and Restated Certificate of Formation, the Company’s Bylaws or any other agreement.

Each of the Indemnification Agreements will continue until the earlier of (i) the sixth (6th) anniversary after the Indemnitee has ceased to occupy the position or have the relationships described in the Indemnification Agreement that qualify the Indemnitee for indemnification or (ii) the final termination of all Proceedings with respect to the Indemnitee commenced in such six (6) year period.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified entirely by reference to the full text of the Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2014 and is incorporated by reference herein.

Assumption of Benefit Plan

Pursuant to the Merger Agreement, at the Effective Time, the Company assumed the sponsorship and maintenance of (i) the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan, which was amended and restated as of the Effective Time (as amended, the “Dawson Stock Plan”), including all of the rights, obligations, responsibilities and liabilities thereunder and (ii) the Rollover Awards (as defined in the Merger Agreement).

Under the terms of the Merger Agreement, the following actions with respect to the Rollover Awards took place at the Effective Time: (i) each outstanding stock option vested and became fully exercisable, and to the extent unexercised, each such stock option was assumed by the Company and converted into stock options to purchase shares of Company Common Stock on substantially the same terms as those in effect immediately prior to the Effective Time, except that the number of shares of Company Common Stock issuable and the exercise price were adjusted by the Exchange Ratio and (ii) outstanding shares of restricted stock and restricted stock unit awards that had not vested as of the Effective Time were assumed by the Company and will continue pursuant to their terms, provided that Company Common Stock, as adjusted by the Exchange Ratio, will replace the Dawson Operating Common Stock subject to such awards.

The Dawson Stock Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards, performance awards and other awards which may be granted singly, in combination or in tandem, and which may be paid in cash or shares of Company Common Stock.  At the Effective Time, 828,106 shares of Company Common Stock were available for issuance under the Dawson Stock Plan, of which 361,511 underlied Rollover Awards as of the Effective Time. The Dawson Stock Plan will terminate on January 29, 2017.  No award may be made under the Dawson Stock Plan after its expiration date, but awards made prior thereto may extend beyond that date.

The foregoing description of the Dawson Stock Plan does not purport to be complete and is qualified entirely by reference to the full text of the Dawson Stock Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2015, pursuant to the Merger Agreement, an amendment to the Company’s Amended and Restated Certificate of Formation (the “Charter Amendment”) became effective which (i) effected the Reverse Stock Split and (ii) changed the name of the Company to “Dawson Geophysical Company.”

In addition, at the Effective Time, an amendment to the Bylaws (the “Bylaws Amendment”) of the Company became effective which (i) made conforming changes to the text of the Company’s Bylaws to reflect the change of the name of the Company to “Dawson Geophysical Company” and (ii) revised the requirements for the corporate seal of the Company.

The foregoing description of the Charter Amendment and Bylaws Amendment does not purport to be complete and is qualified entirely by reference to the full text of the Charter Amendment and the Bylaws Amendment, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.                                        Other Events.

In connection with the Merger and the Reverse Stock Split, the Company Common Stock possesses a new CUSIP number (239360100) and the Company adopted a new specimen stock certificate representing the Company Common Stock. A copy of the specimen stock certificate is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

On February 11, 2015, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Formation, effective February 11, 2015.
3.2	Amendment to Bylaws, effective February 11, 2015.
4.1	Form of Specimen Stock Certificate.
10.1	Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan.
99.1	Press Release, dated February 11, 2015.

*      *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: February 11, 2015	By:	/s/ Stephen C. Jumper
Stephen C. Jumper
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Formation, effective February 11, 2015.
3.2	Amendment to Bylaws, effective February 11, 2015.
4.1	Form of Specimen Stock Certificate.
10.1	Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan.
99.1	Press Release, dated February 11, 2015.